Exhibit 10.21

Factoring Contract with Domestic Recourse

(For Online Factoring Application)

No.: [*]

Factor: Industrial Bank Co., Ltd., Xiamen Branch (hereinafter referred to as “Party A”)

Domicile: Xingye Building, No.78 Hubin North Road, Siming District, Xiamen City

Legal Representative/Responsible Person: Pipa Hong

Factoring Applicant: Xiamen Pop Culture Co., Ltd. (hereinafter referred to as “Party B”)

Domicile: Unit 836, No.5, Mucuo Road, Huli District, Xiamen

Legal Representative/Responsible Person: Zhuoqin Huang

Place of Signing: Siming District/County, Xiamen

February 2020 Edition

Party B applies to Party A for domestic factoring business due to the needs of production and operation, Party A agrees to provide Party B with the services under the Contract. In order to clarify the responsibilities and abide by the credit, the two parties hereby reach the following agreement through equal consultation in accordance with the relevant laws and regulations of the state:

Party A and Party B confirm that the financing under the Contract belongs to the following (2) situation:

(1) The Contract is a sub-contract of the _ (/) (i.e. The general contract) numbered as _ (/), the credit line is converted into RMB/, and the credit period is from to. The financing amount is included in the credit line.

(2) This Contract is an independent legal text signed by Party A and Party B.

Article 1 Definitions and Interpretation

Unless otherwise agreed in the Contract, the following terms shall have the following definitions and explanations:

1. Factor: the transferee of accounts receivable, referred to as “Party A” in this Contract.

2. Factoring Applicant: namely, the assignor of accounts receivable, which is the seller (or supplier, service provider, lessor) of the commercial contract. In this contract, it refers to“Party B”.

3. Buyer: i.e. The buyer (or debtor, service recipient, lessee, payer) of the commercial contract.

4. Business Contract: the general name of the transaction contract, order or agreement signed by Party B and the Buyer, in which Party B provides goods, services or leases to the Buyer and collects the price. For specific information, please refer to the attached List of Business Contracts.

5. Accounts receivable: refers to the monetary creditor’s rights and the proceeds arising from Party B’s provision of commodities, services or leasing of assets on the basis of real transactions between the Buyer and the Seller under the Business Contract, but excluding the right to claim for payment arising from bills or other negotiable securities.

The transfer of accounts receivable under the Contract refers to the transfer of the accounts receivable and all rights and interests related to the accounts receivable. Under any circumstances, the transfer of accounts receivable under the Contract shall not be interpreted as Party A assuming any obligations or responsibilities under the Business Contract. Any obligations and responsibilities of Party B under the Business Contract shall still be assumed by Party B.

6. Documents: refer to various transaction documents indicating the creditor-debtor relationship between the Buyer and the Seller under the Commercial Contract and conforming to the conditions for handling the factoring service hereunder based on the Commercial Contract between Party B and the Buyer and for the purpose of performing such Commercial Contract, including but not limited to commercial contract, commercial invoice, delivery certificate, goods inspection certificate, payment notice, Payment confirmations and other evidences of accounts receivable arising from the performance of commercial contracts.

7. Commercial invoice: the value-added tax invoice under the transaction for which the value-added tax invoice shall be provided. Transactions without VAT invoices refer to other invoices that conform to laws and regulations, industry practices and trading habits of buyers and sellers.

8. Factoring financing: refers to the financing provided by Party A to Party B before the maturity of accounts receivable within the net amount of accounts receivable agreed to be transferred and approved by Party A according to the application of Party B. The financing methods refer to short-term financing methods and other financing methods. Other financing methods include letters of credit, bank acceptance bills, etc.

9. Net Accounts Receivable: refers to the net amount collected by Party B from the actual party in accordance with the Business Contract after deducting the advance payment, paid payment, commission, cash discount, sales discount and service charges separately priced in accordance with the Business Contract and subject to the conditions of service.

10. Commercial dispute: refers to the defense, counterclaim or set-off or similar actions (including but not limited to the defense caused by a third party’s claim on the accounts receivable) raised by the Buyer of the Business Contract against the accounts receivable hereunder caused by disputes between the Buyer of the Business Contract and Party B over goods, invoices, Party B’s performance of obligations under the Business Contract or any other business contact-related matters. The commercial dispute shall be handled by the Buyer and the Seller. Party A shall not participate in the settlement of the commercial dispute and shall not assume any responsibility for the settlement result.

11. Factoring business with domestic right of recourse: refers to a series of comprehensive financial services such as accounts receivable account management, accounts receivable financing, accounts receivable collection and so on provided by Party A for the transfer of accounts receivable generated from the transaction between Party A and the buyer according to the application of Party B. Party A and Party B shall notify the Buyer of the assignment of creditor’s rights of accounts receivable within the agreed time limit after signing the Contract.When the Buyer fails to pay the accounts receivable due for any reason or the circumstances specified in Article 8 of the Contract occur, Party B shall unconditionally repurchase the accounts receivable as specified in the Contract, and Party A has the right to recover from Party B.

12. Right of recourse: It is divided into the right of recourse to Party B and the right of recourse to the buyer of the commercial contract.

The right of recourse against Party B means that after Party A has financed the accounts receivable of Party B, in case of delay, refusal or inability of payment by the Buyer under the Business Contract, Party B fails to transfer the payment to Party A in full amount in time after receiving the payment from the Buyer under the Business Contract or other circumstances specified in the Contract, Party A shall have the right to demand Party B to repay the overdue financing principal and financing interest of Party B Funds for overdue interest, liquidated damages, damages and other related expenses. That is to say, no matter for what reason the accounts receivable are not paid to Party A in time when they are due, Party A has complete and unconditional recourse to Party B.

The right of recourse to the buyer of the commercial contract refers to the right of recourse of Party A, as the obligee, to the buyer when the buyer fails to make full payment in time as agreed in the commercial contract after receiving the accounts receivable.

At any time, whether Party A exercises one of the rights of recourse does not affect its exercise of the other right of recourse.

13. Repurchase of accounts receivable: Party B shall repurchase the transferred accounts receivable from Party A under the circumstances specified in the Contract, and the rights related to such accounts receivable shall be transferred back to Party B at the same time after Party B pays the repurchase amount to Party A in full amount as specified in the Contract.

14. Payment Collection Account: An account designated by Party A for the collection and deposit of accounts receivable.

Account Name: Industrial Bank Xiamen Pu Pu Culture Co Ltd. 1 Guarantee Account, Account Number: [*].

15. Due date of accounts receivable: the payment date of the commercial contract, which refers to the specific date when the Buyer pays money to Party B according to the commercial contract signed between Party B and the Buyer. If the commercial contract does not specify the payment date of accounts receivable, but specifies the payment terms, the due date shall be the date promised by Party B and approved by Party A. For details, please refer to the attached List of Commercial Contracts.

16. Grace period: the delay period of the receivable due date (i.e. The payment date of the commercial contract) that Party A can tolerate. Party A and Party B agree through negotiation that the grace period agreed in the Contract is [30] natural days from the due date of accounts receivable.

17. Financing Term: the period from the date when Party A releases the financing funds to Party B to the expiration date of financing stipulated in this Contract. In case of the circumstances specified in Article 8 of the Contract, Party A has the right to unilaterally announce the early expiration of financing.

18. Overdue financing: refers to that the factoring financing provided by Party A has not been paid off when the financing period specified in the Contract expires (including the expiration in advance).

19. Domestic factoring fee: refers to the factoring service fee charged by Party A to Party B for providing the factoring service agreed in the Contract.

20. Notice of transfer of accounts receivable: refers to the act of Party A and Party B informing the buyer of the commercial contract of the fact of transfer of accounts receivable.

21. “Working Day” in the ContractRefers to the business day of the bank. In the course of the performance of the contract, if a certain withdrawal and repayment day is a non-business day, it will be postponed to the next business day.

22. “Fixed interest rate” means an interest rate that remains constant over the term of the financing.

23. “Floating interest rate” refers to the interest rate that changes according to the period and range agreed by Party A and Party B during the financing period.

24. The “floating period” refers to the change frequency of the financing interest rate agreed by both parties. Within a floating period, the financing interest rate is calculated and determined by the pricing benchmark interest rate according to the pricing method stipulated in the contract, and the financing interest rate remains unchanged in the floating period;Upon the expiry of one floating period and entering into the next floating period, the financing interest rate shall be calculated and determined based on the pricing benchmark interest rate of the new floating period in accordance with the contractual pricing method, and the financing interest rate shall remain unchanged during the floating period.

25. “Pricing benchmark interest rate” refers to the interest rate standard used to determine the financing interest rate of the Contract, including but not limited to the quoted interest rates published in China or relevant countries, regions and markets, such as LPR, SHIBOR, LIBor, HIBOR, SIBor and the RMB deposit benchmark interest rate of the Central Bank.

26. “LPR” means the quoted interest rate of the loan market calculated and published by the National Interbank Funding Center authorized by the People’s Bank of China. According to the common practice of the banking industry, both parties agree to determine the pricing benchmark interest rate rule under the Contract as LPR on T-1 day, in which “T” is the day when the financing interest rate is determined, and “T-1” is the previous working day of that day.

27. “SHIBOR” means the Shanghai Interbank Offered Rate published by the National Interbank Funding Center and applicable on the current day.

28. “LIBor” means the inter-bank lending rate in the London financial market, the currencies of which include US dollar, euro, Japanese yen, etc. According to the common practice of the banking industry, both parties agree to determine the pricing benchmark interest rate rule under the Contract as LIBor of T-2 Date, in which “T” refers to the date when the financing interest rate is determined, and “T-2” refers to the first two working days of that date.

29. “HIBOR” means the Hong Kong dollar interbank offered rate in the Hong Kong financial market, and the currency is only applicable to Hong Kong dollar. According to the common practice of the banking industry, both parties agree to determine the pricing benchmark interest rate rule under the Contract as HIBOR on T-2 day, where “T” is the day on which the financing interest rate is determined, and “T-2” is the first two working days of that day.

30. “SIBor” means the Singapore Interbank Offered Rate in Singapore Dollars only. According to the common practice of the banking industry, both parties agree to determine the pricing benchmark interest rate rule under the Contract as SIBor on T-2 Date, where “T” is the date on which the financing interest rate is determined, and “T-2” is the first two working days of that date.

31. “The benchmark interest rate of RMB deposits of the People’s Bank of China” refers to the benchmark interest rate of RMB deposits published by the People’s Bank of China and applicable on the current day.

32. The currency and specific value of LPR, SHIBOR, LIBor, H1BOR, SIBor and the benchmark interest rate of RMB deposit of the People’s Bank of China determined according to the applicable pricing benchmark interest rate rules under the Contract shall be subject to the inquiry results of the core system of Industrial Bank. The date of determining the financing interest rate can be the actual financing issuance date, the date of signing the contract, the re-pricing date or the extension date.

“Financing interest rate” refers to the interest rate executed under the Contract through negotiation by both parties, in accordance with the pricing benchmark interest rate rules and the pricing formula of financing interest rate of the Contract, and on the basis of the applicable pricing benchmark interest rate on the date when the financing interest rate of the Contract is determined, plus or minus the floating points.

Article 2 Amount of Accounts Receivable

1. According to the commercial contract signed between Party B and the Buyer (see the attached commercial contract list), Party A agrees to handle the factoring business with recourse for Party B according to the agreement.

2. The net amount of accounts receivable transferred hereunder is RMB (in words) One Thousand and Three Million yuan Only.

Article 3 Financing

Through negotiation, both parties agree to adopt the following two methods for financing under the Contract:

1. Short-term financing

(1) Party A may, according to the application of Party B, release the financing fund to Party B within the maximum limit of 80.000000% of the net accounts receivable, and the financing amount is RMB (in words) ten million yuan only.

The financing term is from February 7, 2021 to September 30, 2021. If Party A sends a Financing Loan Notice to Party B, the date of loan extension shall be the actual date of loan extension recorded in the Financing Loan Confirmation (confirmed by Party B’s electronic signature) corresponding to the latest Financing Loan Notice. The maturity date of the financing shall be extended accordingly.

(2) Financing interest ratio

A. The pricing benchmark interest rate shall be subject to Option (I) as follows:

(I) LPR one-year term grade.

(II) SHIBOR/Duration Grade.

(III) LIBor/Duration Scales.

(IV) HIBOR/Duration Level.

(V) SIBor/Duration Scales.

(VI) The benchmark interest rate/maturity grade of RMB deposits of the Central Bank.

B. Pricing formula of financing interest rate: financing interest rate = pricing benchmark interest rate + 1.15% or-/%

C. Financing interest rate (annual interest rate, the same below) shall be implemented in accordance with the following (I) agreement:

(I) Fixed interest rate. The interest rate is determined as per Option a below:

a. The interest rate of the loan shall be determined according to the pricing benchmark interest rate of the actual issuing date and the pricing formula, and the interest rate during the financing period shall remain unchanged.

b. According to the benchmark pricing interest rate on the date of signing of the Contract and the fixed interest rate for financing as agreed in the pricing formula, it is an annualized rate of L%. In case of any adjustment to the benchmark pricing interest rate on the date of actual payment, the plus or minus point in the pricing formula shall be adjusted accordingly. The aforesaid annualized interest rate agreed in the Contract shall remain unchanged.

(II) Floating interest rate. The financing interest rate is determined according to the pricing benchmark interest rate and pricing formula on the actual issuance date and re-pricing date, and the interest is calculated by stages. The re-pricing date will be executed in the following method ():

a. The floating period is/ (month/quarter/half a year/year/other periods). The corresponding date of each cycle since the actual release date of financing is the re-pricing date of the contract. If there is no corresponding date in the current month, the corresponding date is the last day of the current month;

b. /.

During the financing period, unless otherwise agreed in the contract, if the financing interest rate is adjusted in accordance with the contract, Party B will not be notified.

(III) other interest rate options:/.

D. The pricing benchmark interest rate corresponding to the financing used under this Contract shall be determined on the date of actual issuance of each financing (or re-pricing date, if any).

E. For the financing granted under this Contract, in case that China or relevant countries/regions cancel the pricing benchmark interest rate under this Contract, or the market does not publish the pricing benchmark interest rate, or the regulatory authorities require, Party A shall have the right to follow the interest rate policy of China or relevant countries/regions in the same period, in accordance with the principle of fairness and good faith, and with reference to industry practices, interest rates and other factors. Notify Party B after re-determining the financing interest rate. If Party B has any objection, it shall consult with Party A. If the negotiation fails within five working days from the date of Party A’s notice, Party A has the right to withdraw the financing in advance, and Party B shall immediately pay off the remaining financing principal and interest. If Party A requires Party B to sign a supplementary agreement on relevant matters at that time or the state and regulatory policies require Party B to sign a supplementary agreement, Party B shall cooperate.

(3) Collection of financing interest

The financing interest is calculated on the basis of the financing amount according to the actual financing days, and the financing interest is calculated and collected by the following [II] method through negotiation between both parties:

(I) As for the method of advance collection, Party B irrevocably authorizes Party A to deduct the financing interest in advance from any account of Party B directly according to the financing days agreed in the first paragraph of Article 3 from the time when the factoring financing fund is paid to Party B’s account. When the method of advance collection is adopted, Party A and Party B shall refund the interest received in advance according to the difference between the number of days of factoring financing agreed in the Contract and the actual number of days of financing.

(II) On a monthly/quarterly basis, the 21st day of each month (month/quarter end month) is the interest payment date. Party B shall pay the current factoring financing interest to Party A on the interest payment date, and settle the remaining principal and interest when the factoring financing expires.

(III) Actual collection means that the interest of the factoring facilities will be collected together when the factoring facilities are due (including those due in advance). In case of actual collection, if the collection amount is insufficient to repay the factoring financing principal and interest, Party A has the right to require Party B to make up the deficiency separately.

(IV) Other repayment methods: /.

(4) The overdue interest rate is 50% higher than the financing interest rate. For the interest not paid on time (including the interest before and after the maturity of financing), Party A has the right to charge compound interest according to the overdue interest rate agreed in this Contract.

(5) Where Party B requests to repay the financing principal and interest in advance with funds other than the transferred receivables, Party B shall obtain the written consent of Party A within [15] working days in advance. Party A has the right to require Party B to pay [0] percent of the early repayment of the financing amount as liquidated damages. After Party B pays off the financing principal and interest in advance, Party A shall transfer the creditor’s rights of accounts receivable to the buyer of the commercial contract back to Party B.

2. Other financing methods:

Party A may, according to Party B’s application, provide other financing methods to Party B within _% of the maximum net amount of accounts receivable, and the specific financing method, time limit, interest and other expenses shall be calculated and collected according to the contents agreed in the financing contract (hereinafter referred to as the “Financing Contract”) with the number of (hereinafter referred to as “/”) separately signed by both parties.As far as the factoring financing business agreed in the Contract is concerned, the Contract, the Financing Contract and relevant annexes are an integral whole, which constitutes the entire agreement of the factoring financing business between Party A and Party B. In case of any conflict between the Financing Contract and the Contract, the Contract shall prevail. In case of no agreement in the Contract, the contents agreed in the Financing Contract shall prevail.

Article 4 Domestic Factoring Fees

No matter which method is adopted for the financing under the Contract, Party B shall pay the factoring commission to Party A, and Party A has the right to collect it when the financing fund is released, and also has the right to directly deduct it when receiving the payment from the Buyer.

1. Factoring commission

The factoring handling fee of the Contract shall be calculated and collected according to the third method as follows:

(I) Collected according to/% of the amount of the commercial invoice of the accounts receivable.

(II) Based on/% of the net accounts receivable.

(III) 0.25% of the financing amount.

2. If Party A chooses to collect the factoring service charge when releasing the financing fund, and if the short-term financing method is adopted, Party A shall have the right to directly deduct the factoring service charge from any account of Party B at any time from the time when the financing fund is released to Party B’s account. Under the short-term financing method, the financing fund provided by Party A to Party B shall still be subject to the financing amount agreed in Article 3 of the Contract, and the financing fund provided by Party A to Party B under other financing methods shall still be subject to the financing amount agreed in the specific financing contract separately signed by both parties. Party B has no objection to this and agrees to accept this clause unconditionally.

3. From the date of signing the Contract, the accounts receivable enjoyed by Party B to the Buyer of the Commercial Contract shall be transferred to Party A.

Article 5 Conditions Precedent to the Disbursement of Finance

After Party B meets the following prerequisites required by Party A, Party A shall release the financing agreed in Article 3 of the Contract to Party B:

1. Party B shall submit the following legal documents to Party A, including but not limited to the articles of association, business license, capital verification report and other company documents;Audited annual financial reports and statements or other financial documents that Party A deems necessary;If there is mortgage/pledge, the mortgage/pledge registration procedures required by relevant laws and regulations have been properly handled, and the originals of relevant ownership certificates and registration certificates have been handed over to Party A for collection and deposit as required by Party A;Other documents and materials required by Party A.

2. Party B shall submit to Party A the documents and vouchers necessary for the transfer of the accounts receivable, the documents and vouchers of the ownership of the rights attached to the accounts receivable, and documents and vouchers related to the transfer of ownership of goods, including but not limited to the following:

(1) Application for domestic factoring business with recourse;

(2) Commercial contracts and commercial invoices;

(3) Proof that the notice of account receivable transfer has reached the buyer of the commercial contract, including but not limited to the return receipt of the Notice of Account Receivable Transfer, the notarized materials sent by the Notice of Account Receivable Transfer, or the mailing documents signed and received by the buyer of the commercial contract, and other materials approved by Party A and in line with the industry practice that can prove that the notice of account receivable transfer has reached the buyer;

(4) Materials indicating that the seller has fulfilled its obligations under the commercial contract and has obtained the right to claim accounts receivable; and

(5) other materials that need to be submitted.

3. There is no unresolved commercial dispute between Party B and the Buyer.

4. Party B and the Buyer shall not be unable to repay or pay due liabilities or other circumstances that endanger, damage or may endanger or damage their ability to perform the Business Contract and/or this Contract, including but not limited to business suspension, suspension, revocation or revocation of necessary licenses or licenses for their legal existence and/or operation, loss of legal personality, application for bankruptcy, acceptance of bankruptcy application, Being declared bankrupt, entering liquidation procedures, involving major litigation or arbitration or administrative penalties as the party being investigated, deteriorating financial situation, etc.

5. The accounts receivable under the Business Contract have been properly registered for transfer according to the requirements of Party A.

6. Through the electronic channels provided by Party A, it can be confirmed that Party B’s financing application instructions corresponding to the Contract have been approved by Party A;

7. For the Financing Loan Notice sent by Party A to Party B through electronic channels, Party B has fed back the Financing Loan Confirmation to Party A in the form of electronic signature;

8. Other conditions precedent agreed in the financing contract or required by Party A.

Party A shall have the right to unilaterally decide to reduce or waive part of the above conditions precedent, and Party B or the guarantor shall not use such conditions as a defense for Party A. Party B hereby agrees that after the signing of the Contract, if Party B fails to meet any of the conditions precedent agreed in the Contract, Party A shall have the right to terminate the Contract and Party B shall bear the responsibilities or losses arising therefrom. Party A shall notify Party B of the termination of the Contract, and the Contract shall become invalid as of the date when the termination notice is delivered to Party B in the manner agreed in the Contract. In addition to the methods agreed in Article 16 of the Contract, the business application instructions returned or terminated by Party A through its electronic channels shall be deemed as the notice of termination of the Contract delivered to Party B.

Article 6 Notice of Assignment of Accounts Receivable

Party B shall notify the Buyer of the commercial contract of the transfer of accounts receivable by using Party A and Party B as the joint notifying parties, and submit the certification materials that the notice of transfer of accounts receivable has reached the Buyer of the commercial contract to Party A for acceptance within 3 working days after signing the Contract.

Article 7 Collection of Accounts Receivable

1. Payback Account

(1) The payment collection account is exclusively used for receiving and depositing the accounts receivable paid by the Buyer under the Commercial Contract, and Party B shall not require the Buyer to pay any payment under the Commercial Contract to any third party by other means than the payment collection account.

(2) Party A and Party B agree that the matters related to the payment collection account shall be implemented in accordance with the following [ (II)]:

(I) The collection account is a settlement account opened in Party A in the name of Party B. Party A entrusts Party B as the collection agent of the accounts receivable transferred hereunder, and Party B voluntarily delivers the account to Party A for closed management, and Party A monitors the use of funds.

(II) The payment collection account is the deposit account opened by Party B in Party A, which is opened in the name of Party A according to the regulations of Party A and managed by Party A. The accounts receivable entered into the payment collection account shall be possessed by Party A, and shall be specifically used as the goods pledge guarantee for the financing under the Contract.

(3) If the payment collection account is a settlement account, Party A and Party B agree on the relevant matters as follows:

A. Party B irrevocably authorizes Party A to deduct the funds in the account to pay off the factoring financing under the Contract at any time or transfer the funds to other margin accounts designated by Party A to guarantee the payment of the factoring financing.

B. Without the consent of Party A, Party B shall not deal with the account funds in any way, and shall not cancel, transfer or pledge to any third party.

C. Party B agrees that this payment-back account cannot withdraw cash, purchase commercial bills, or open external payment and universal deposit and withdrawal business of online banking and telephone banking, and Party A has the right to take measures to restrict the fund transfer or external payment function of this account.

D. If the payment collection account is sealed up, frozen or deducted by the competent authority, Party B shall implement the following measures according to the requirements of Party A: 1) Pay the amount equivalent to the sealed up, frozen or deducted amount (whichever is higher) to the account designated by Party A; 2) Party A shall separately open a payment collection account to collect the accounts receivable, and ensure to inform the Buyer of the account change, and the management of the newly opened payment collection account shall be carried out in accordance with this Agreement; 3) Other measures that Party A requires Party B to take.

(4) If the payment collection account is a deposit account, Party B shall provide a pledge guarantee for the repayment of the factoring financing agreed in the Contract for the money in the payment collection account, and the money is deemed as a pledge and transferred to Party A for possession when it enters the payment collection accounts, and the money received at any time in the payment collection accounts shall be deemed as a pledge. Party A and Party B shall separately sign a deposit agreement to agree on the guarantee matters. Party B hereby irrevocably authorizes Party A to deduct the deposit in the payment account at any time to pay off the factoring financing.

2. Establishment of Trust Relationship

(1) Immediately after the signing of this Contract, a trust relationship shall be established between Party A and Party B, with Party A as the trustor and beneficiary, and Party B as the trustee without remuneration. The purpose of this trust is to ensure the smooth recovery of the creditor’s rights of the assigned accounts receivable accepted by Party A. Once Party B receives the accounts receivable paid by cash or bills from the Buyer, the funds or bills will automatically become the property of Party A. Party B shall, on the same Banking Day (not later than the second Banking Day) Party B shall transfer the relevant funds to the repayment account or the account designated by Party A, or deliver the realized funds to Party A after the corresponding bills are endorsed and transferred/cashed. Before the fund is transferred to Party A, or Party B delivers the realized fund to Party A after the bill is endorsed/transferred/cashed, Party B shall temporarily hold the fund or bill as trustee entrusted by Party A, and Party B agrees and authorizes Party A to directly deduct the corresponding amount from the relevant account of Party B.

(2) Before the trust property is transferred to the account designated by Party A or Party A does not deduct the corresponding funds, Party B shall immediately notify Party A and cooperate with Party A to actively realize the trust property rights when Party B is applied for bankruptcy, a third person claims rights or affected by judicial compulsory measures.

(3) If Party B fails to fulfill its duties as trustee and causes losses to the trust property, Party B shall assume full liability for compensation to Party A for the loss amount. If Party B fails to transfer the trust property to Party A in time, Party A has the right to charge liquidated damages to Party B for the unpaid amount at the overdue interest rate agreed in this Contract.

(4) Other trust matters not expressly stipulated in this Article shall be dealt with in accordance with the Trust Law of the People’s Republic of China.

3. Party A has the right to check the accounts with Party B regularly according to its own needs. If Party B does not raise any objection within 7 working days after receiving Party A’s statement of account, the statement of account shall be deemed to be correct.

4. The funds in the repayment account shall be used to repay the financing. After the following payments and expenses are paid off, if there is still money left in the repayment account, Party A shall transfer it to the account designated by Party B:

(1) The factoring principal hereunder;

(2) Party A has not obtained the paid financing interest (including overdue interest and compound interest);

(3) Party A fails to obtain the domestic factoring fees as agreed in Article 4 of the Contract;

(4) The liquidated damages and damages that Party A fails to pay as agreed in the Contract; and

(5) Relevant expenses that Party A fails to pay under the specific financing contract.

Article 8 Repurchase and Recourse

1. Party B shall assume the repurchase responsibility for the creditor’s rights of accounts receivable that Party A fails to repay on time. In case of any of the following circumstances, Party A has the right to issue a Notice of Repurchase of Accounts Receivable to Party B, requiring Party B to immediately repurchase all the principal, interest and related expenses of the creditor’s rights of accounts receivable that have not been repaid, or recourse against Party B according to law:

(1) Party B has commercial disputes with the buyer of the commercial contract or the commercial contract and other information provided by Party B are false;

(2) Party A fails to recover in full amount any of the transferred accounts receivable under the Commercial Contract due to the change of the financial condition of the Buyer or any other reasons;

(3) The buyer of the commercial contract has paid the amount of accounts receivable to Party B, but Party B has not transferred the full amount to Party A;

(4) Party B breaches the specific financing contract or the first paragraph of Article 13 hereof; and

(5) The Factoring Contract is invalid or part of its clauses are invalid for any reason.

2. After receiving the Notice of Repurchase of Accounts Receivable from Party A, Party B shall repurchase the accounts receivable from Party A under the commercial contract, and the repurchase amount shall be calculated as follows: Party A’s financing principal + unpaid financing interest (including overdue interest and compound interest), liquidated damages (if any), damages (if any) + unpaid domestic factoring expenses +For the actual recourse expenses incurred by Party A, the repurchase amount shall be subject to that specified in the Notice of Repurchase of Accounts Receivable, and Party B waives any defense and objection.

3. Party B shall pay the repurchase amount to the designated account within the time specified in the Notice of Repurchase of Accounts Receivable. If Party B still fails to pay the repurchase amount as required after the time limit, Party B irrevocably authorizes Party A to deduct the corresponding amount from any account opened by Party B in all branches and subsidiaries of Party A and Industrial Bank.

4. Even if Party A does not issue the Notice of Repurchase of Accounts Receivable, Party A has the right to unilaterally announce the early expiration of the factoring financing under this Contract and directly exercise the right of recourse against Party B in case of the circumstances stipulated in Paragraph 1 of this Article, including but not limited to deducting any account funds opened by Party B in all branches and subsidiaries of Party A and Industrial Bank, taking litigation, Recourse to Party B by arbitration and other legal means (the amount of recourse shall be the same as the repurchase amount of Party B).

5. After Party B completes the repurchase of accounts receivable or Party A’s recourse amount is fully repaid, Party A shall transfer the creditor’s rights of accounts receivable to the buyer of the commercial contract back to Party B.

6. This article does not affect the right of Party A as the right holder of the accounts receivable to claim the payment of the accounts receivable to the buyer of the commercial contract.

Article 9 Guarantee

1. The following contracts are the guarantee contracts for the financing hereunder:

(1) The Maximum Amount Guarantee Contract (contract name) with serial number of Xingyin Xiaye Seven Bao Zi No. 20205008 the guarantee mode is guarantee, and the guarantor is Huang Zhuoqin.

(2) MJHK20210204000222 Deposit Agreement (Applicable to the Collection of Accounts Receivable under Online Financing) (contract name) is guaranteed by pledge, and the guarantor is Xiamen Pop Culture Co., Ltd.

2. Party A has the right not to perform the obligations such as release and financing under the Contract until the guarantee contract under the Contract is signed and takes effect/the guarantee procedures are completed.

Article 10 Warranties and Commitments of Party B

1. Party B is a legal unit established in the People’s Republic of China and has the right to sign and perform the Contract.

2. Party B’s factoring business under this Contract has been authorized by its board of directors or the corresponding supreme authority and does not violate the laws, regulations, policies and articles of association applicable to Party B. If Party B signs this Contract in violation of the articles of association and other internal regulations of the enterprise, Party B shall be responsible for all responsibilities, and Party A shall have nothing to do with it.

3. Party B shall timely provide Party A with all the relevant materials agreed in the Contract and required by Party A, and guarantee the validity, authenticity, accuracy and completeness of the provided materials, without omitting any important facts; There is no fraud, intent or gross negligence of Party A that causes Party A to make wrong or incomplete judgment on Party B and/or the buyer and/or the underlying transaction.

4. Party B’s assets are free from any mortgage, pledge, lien and other debt burdens, as well as any unfinished litigation, arbitration and bankruptcy proceedings, except as stated in the materials provided to Party A.

5. Party B does not conceal any of the following events that have occurred or are about to occur and may cause Party A not to agree to provide the services hereunder:

(1) Major disciplinary violations, violations of law or compensations related to Party B or Party B’s main leaders;

(2) pending litigation, arbitration and bankruptcy cases;

(3) Events of default under the contract between Party B and any other creditors; and

(4) Other circumstances that may affect Party B’s financial status and solvency.

6. The accounts receivable transferred herein shall meet the following conditions:

(1) The transaction is true, legal and valid, and the accounts receivable are generated from the normal business transactions between the two parties and belong to Party B;

(2) Party B has fully and properly fulfilled its delivery, service and labor service under the Business Contract, and can provide corresponding certification materials, and the legal, valid, binding and definite payment obligation of the Buyer under the Business Contract has been formed and has not been fulfilled;

(3) The relationship between creditor’s rights and debts under the transaction is clear, and Party B does not transfer it to any third party, nor does it set any pledge or other priority for repayment for any third party;

(4) At any time, the commercial contract is free from any fraud, dispute, defect or other commercial dispute;

(5) At any time, the commercial contract does not allow the seller (Party B) and the buyer (payer) to offset the creditor’s rights, the installment payment that damages the interests of Party A, and the return of goods if the sale fails;

(6) At any time, the commercial contract is an assignable contract without any clause prohibiting or restricting its assignment;

(7) The accounts receivable are not overdue when the Factoring Contract is signed;

(8) The seller has not set any form of guarantee for the creditor’s rights applying for accounts receivable financing, and there is no right defect; and

(9) The account period of accounts receivable shall generally not exceed 180 days (including), and the longest shall not exceed 360 days (including).

7. Major property right change and adjustment of operation method(Including but not limited to signing joint venture and cooperation contracts with foreign businessmen and Hong Kong, Macao and Taiwan businessmen; canceling, closing down, suspending production, changing production; separating, merging, merging, being merged; reorganizing, establishing or reforming into joint-stock companies; investing in joint-stock companies or investment companies with fixed assets such as houses, machinery and equipment or intangible assets such as trademarks, patents, proprietary technologies and land use rights. Transaction of property rights and management rights by means of leasing, contracting, joint venture and trusteeship) Party B shall inform Party A in time. If the above matters are enough to affect Party A’s rights and interests under the Contract, Party B shall obtain Party A’s written consent in advance.

8. The business activities under the Business Contract shall be within the normal business scope of Party B.

9. The accounts receivable transferred by Party B to Party A are transferable according to law and represent the real transaction background of goods sales/commercial services.

10. Prior to the signing of the Contract, there shall be no commercial dispute or economic dispute between Party B and the Buyer of the Business Contract in connection with the Contract or otherwise, and there shall be no debts or contingent liabilities of Party B as an actual unsettled debtor. And any future events between the two parties shall not affect the performance of the relevant debts of this contract.

11. Party B unconditionally transfers to Party A each receivable under the commercial contract related to the Contract, and the rights and interests related to the creditor’s rights.

12. The transferred creditor’s rights of accounts receivable are free from any right defects, and Party B has no right to dispose of them again after transferring them to Party A, including but not limited to: Party B transfers the creditor’s rights of accounts receivable free of any (including those stipulated or agreed) Restrictions: the accounts receivable are not and will not be transferred to any third party except Party A, and the accounts receivable are not and will not be mortgaged, pledged or guaranteed in any other form, nor are they or will they be set as trust property by any party other than Party A;Accounts receivable will not be subject to set-off, counterclaim, indemnity, set-off, lien or other deduction.

13. The goods under the Business Contract are not and will not be set up as mortgage, pledge or any other form of guarantee, nor will they be set up as the trust property of any party other than Party A, nor will they be and will not be detained, seized or sealed up by any party, nor shall any other party reserve the ownership of such goods in the contract with Party B.

14. In case of the following circumstances, Party B shall notify Party A within 5 days from the date of occurrence, and implement the guarantee measures for Party A’s creditor’s rights under the Contract according to Party A’s requirements:

(1) The occurrence of any event of default or an event likely to lead to a default;

(2) Any lawsuit or arbitration related to Party B;

(3) Changes in equity structure and reorganization of the company with the buyer of the commercial contract or any other third party;

(4) to enter into any composition negotiations with other creditors; and

(5) Major changes or changes in operation.

15. If the buyer of the commercial contract has any relationship with Party B, it shall promptly and truthfully explain it to Party A. Such relationships include, but are not limited to, affiliate relationships, controlling and controlled relationships, parent-subsidiary relationships, equity participation and equity participation, or being a member of the same group, or being controlled or managed by the same company/person/management/group.

16. Party B guarantees to abide by the laws, regulations, rules and regulations related to the services provided by Party A under the Contract, as well as the relevant regulations or rules formulated by Party A.

17. After this Contract is signed, Party B shall not make any change or rescission to the Business Contract without the written consent of Party A.

18. When Party A exercises the right of recourse to the buyer of the commercial contract, Party B shall cooperate with Party A to provide all materials to prove the creditor’s rights; When Party A deems it necessary, Party B is obliged to cooperate with Party A to take litigation and other legal compulsory measures against the buyer of the commercial contract, and Party B shall bear the relevant expenses arising therefrom.

19. Party B agrees to bear all the losses suffered by Party A as a result of Party A’s assignment of Party B’s accounts receivable to the debtor or a third person whether or not within the validity period of this Contract.

20. Party B guarantees that the account has not been and will not be sealed up, frozen or deducted by any competent authority.

21. Party B hereby irrevocably promises that in case of any breach of obligations under this Contract, Party A may report the information of Party B’s breach of contract and dishonesty to the People’s Bank of China and its established or approved credit investigation institutions and credit investigation systems, or banking associations, banking supervisory institutions or other administrative/judicial/Supervisory departments and other departments and their established or approved information management systems or news media shall submit and disclose them.

At the same time, Party B irrevocably authorizes relevant banking associations to share the information of Party B’s dishonesty among banking financial institutions and even publicize it to the society in an appropriate way.

Party B knows that Party A has the right to adopt various measures in accordance with this Contract, and knows that Party A has the right to take or Party A and other banking financial institutions have the right to jointly take such joint disciplinary measures as reducing or stopping credit granting, stopping opening new settlement accounts, and stopping new credit cards of legal representatives.

22. Party B hereby declares and authorizes that Party A has the right to conduct necessary investigation on the credit status of Party B in accordance with national laws, regulations and relevant policies, including inquiring Party B’s credit information from the basic database of financial credit information established by the state, and according to the needs of the People’s Bank of China for credit investigation of construction enterprises and individuals. The relevant credit information is submitted to the national financial credit information basic database, which allows the relevant information to be legally queried within the authorized scope.

Party B hereby declares and authorizes: Party A has the right to submit the information related to this Contract and other relevant information to the above-mentioned departments, institutions and the information management systems established or approved by them according to the needs of relevant information management work of administrative/judicial/supervision departments, banking regulatory institutions and banking associations, and hereby allows the relevant information to be legally inquired.

23. Party B shall recognize the legality and validity of all transaction information, record data, electronic contract and all relevant accounting vouchers generated therefrom in the online financing system based on the electronic instructions submitted by Party B through electronic signature;The above-mentioned transaction information, non-transaction data, electronic contract information generated and stored by the online financing system, as well as the relevant paper documents, vouchers, records and other related information made or retained by Party A, are recorded. Party B promises not to raise any objection because the above records, records, vouchers and vouchers are made or retained by Party A unilaterally.

Article 11 Rights and Obligations of Party A

1. Party A has the right to require Party B to provide any bills and documents related to the accounts receivable at any time.

2. Party A shall enjoy all rights related to the transferred accounts receivable, including but not limited to the right of collection, right of re-transfer, right of recourse, right of defense and right of disposal of goods that may be rejected or returned by the buyer under the commercial contract.

3. Party A has the right to require Party B to buy back all the accounts receivable or exercise the right of recourse against Party B according to the Contract.

4. In case Party B breaches the Contract, Party A shall have the right to deduct the corresponding amount from any account opened by Party B in all branches and subsidiaries of Party A and Industrial Bank.

5. In case Party B violates any of the obligations under the Contract, Party A shall have the right to report and disclose the information on Party B’s breach of contract and dishonesty to the People’s Bank of China and its established or approved credit investigation institutions and credit investigation systems, or banking associations, banking supervision institutions or other administrative/judicial/supervisory departments and their established or approved information management systems or news media, and take measures such as collection, litigation, Arbitration or apply to a notary public for the issuance of a certificate of execution and other legal measures. At the same time, joint measures such as reducing or stopping credit granting, stopping opening new settlement accounts and stopping new credit cards of legal representatives can be taken or jointly taken with other banking financial institutions.

Article 12 Rights and Obligations of Party B

1. Have the right to use the Financing Funds in accordance with the Contract.

2. Assist Party A to complete all formalities required for the services hereunder.

3. Party B shall pay the fees agreed in the Contract on time.

4. Party B shall actively cooperate with Party A to realize the transfer and collection of accounts receivable.

5. When Party A exercises the right of recourse to the buyer of the commercial contract, Party B shall actively cooperate to promote the realization of Party A’s assigned creditor’s rights.

6. Party B shall unconditionally repurchase the transferred accounts receivable creditor’s rights in full according to Article VIII of the Contract.

7. Party B shall forward or inform Party A of any documents and materials received by the Buyer related to the transferred accounts receivable and the information about the commercial contract disputes within one working day from the date of receipt or information.

8. Cooperate with Party A to provide relevant materials, inquire and handle transfer registration according to the relevant requirements of the registration of accounts receivable of the competent authorities.

Article 13 Liability for Breach of Contract

1. Any of the following circumstances shall constitute Party B’s breach of contract:

(1) Any guarantee and commitment made by Party B in violation of Article 10 of the Contract;

(2) Party B violates any of the obligations in Article 12 of the Contract;

(3) Party B violates other provisions of the Contract;

(4) Overdue financing due to no fault of Party A; and

(5) Party B’s other bad behaviors such as overdue cash, advance payment and interest arrears in other credit business.

2. In case of any of the above breaches, Party A shall have the right to take one or more of the following measures:

(1) To rectify the breach of contract within a time limit;

(2) Stop issuing financing funds or declare the financing to expire in advance;

(3) Rescission of the contract;

(4) Require Party B to repurchase the transferred creditor’s rights of accounts receivable;

(5) Deduct the outstanding amount from any accounts opened by Party B in all branches and subsidiaries of Party A and Industrial Bank, including but not limited to financing funds, financing interest, overdue interest, liquidated damages, damages, domestic factoring fees and other related expenses;

(6) To require Party B to assume the liability for damages;

(7) to exercise or enforce any rights under any guarantee relating to this Contract;

(8) Party A has the right to report and disclose the information about Party B’s breach of contract and dishonesty to the People’s Bank of China and its established or approved credit investigation agencies and credit investigation systems, or banking associations, banking supervision institutions or other administrative/judicial/supervisory departments and their established or approved information management systems or news media. At the same time, joint measures such as reducing or stopping credit granting, stopping opening new settlement accounts and stopping new credit cards of legal representatives can be taken or jointly taken with other banking financial institutions to punish and safeguard rights for dishonesty; and

(9) Other measures stipulated by laws and regulations or agreed in the Contract or deemed appropriate by Party A.

3. Party A shall compensate Party B for its direct economic loss if Party A fails to provide financing in accordance with the conditions precedent stipulated in the Contract and causes losses to Party B. However, in any case, Party A shall not be liable for any foreseeable or unforeseeable indirect losses incurred by Party B.

Article 14 Modification and Termination of the Contract

1. Either party shall have no right to amend this contract unilaterally without mutual consent of both parties.

2. Party A may dissolve and terminate the Contract in case of the following circumstances:

(1) There is a breach of contract that may seriously affect the rights and interests of Party A;

(2) Both parties agree to terminate the Contract;

(3) Major changes occur in domestic laws, which have a significant impact on the factoring business under the Contract, so that it is difficult to continue to perform; and

(4) Other circumstances of force majeure.

Article 15 Application of Law and Settlement of Dispute

1. The formation, effectiveness, performance, dissolution, interpretation and dispute settlement of this Contract shall be governed by the laws of the People’s Republic of China (for the purpose of this Contract, the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region are not included).

2. Any dispute arising from this Contract shall be settled through friendly negotiation between Party A and Party B; In case no settlement can be reached through friendly negotiation, both parties agree to settle the dispute in the second way as follows:

(I) To file a lawsuit with the People’s Court in the place where Party A resides.

(II) To apply to Xiamen Arbitration Commission for arbitration and to settle disputes by applying the arbitration rules of Xiamen Arbitration Commission in effect at the time of arbitration. Within the scope permitted by the arbitration rules, both parties agree to choose the summary procedure for the trial. The arbitration award shall be final and binding on the parties. The venue of the arbitration tribunal is Xiamen.

(III) Other means:/

3. During the dispute period, the provisions of the contract that do not involve the dispute shall continue to be performed. Party B shall not refuse to perform any of its obligations under the Contract on the ground of dispute settlement.

Article 16 Exchange of Documents, Communications and Notices

1. Party B agrees and confirms the following addresses as the notice items under the Contract and relevant legal documents such as litigation (arbitration) and notarization in case of disputes(Including but not limited to all kinds of notices and documents of contracting parties; complaint (or application for arbitration) and evidence, summons, notice of response, notice of proof, notice of hearing, order of payment and judgment (award) served by court or arbitration tribunal)Lawsuit or arbitration hearing such as ruling, mediation letter, notice of execution, notice of performance within a time limit, procedure for realizing security interest and legal documents at the stage of execution.

(1) Party B’s address:

Company name of Party B: Xiamen Pop Culture Co., Ltd.

Address of Party B: Room 102-23, Wanghai Road, Phase II, Software Park, Siming District, Xiamen City;

Postcode: 361000; Tel: [*];

Contact person: Rongdi Zhang.

Name of designated receiver (if any): /;

Address of income agent: /;

Postcode: Dagger;Tel: /.

(2) Party B agrees and confirms that any of the following electronic communication addresses is also the effective address for service:

A. Fax reception, number: /;

B. E-mail address: /;

C. SMS, receiving number: [*];

D. WeChat, WeChat number: /;

E. QQ reception, number: /.

2. The applicable period of the service address stipulated in the first paragraph of this article includes the non-litigation stage and all stages such as the first instance, the second instance, the retrial, the execution, the realization of the security real right procedure, the supervision procedure and the compulsory execution notarization. In case of any change of the aforesaid address for service, Party B shall notify Party A in advance in writing (during the litigation or arbitration, Party B shall also notify the arbitration tribunal or the court in writing in advance, and notify the original notary office in writing if the compulsory notarization has been carried out) to confirm the address for service and obtain the return receipt. If no notice is given in advance, it shall be deemed as no change, and the corresponding legal consequences shall be borne by Party B itself, and the address for service agreed in the first paragraph of this article shall still be deemed as the effective address for service.

3. Any document, communication, notice or legal document, as long as it is sent to any address agreed in paragraph 1 of this article, shall be deemed to have been served on the following dates (service on the designated agent shall be deemed to have been served on himself):

(1) By mail (including express mail, ordinary mail and registered mail), the fifth working day after the date of mailing shall be regarded as the date of delivery;

(2) Fax, e-mail, mobile phone short message, micro-mail, QQ or other electronic communication address, the date of sending is regarded as the date of delivery; and

(3) In the case of personal service, the date of receipt by the recipient shall be regarded as the date of service. If the addressee refuses to accept, the server has the right to record the service process by taking photos and videos, and to retain the documents, which are also deemed to be served.

4. If the address provided or confirmed by Party B is inaccurate or untrue, or Party B fails to notify the other Party And the arbitration institution, the people’s court or the notary institution in time after the change of the address, Party B shall bear the corresponding legal consequences and be deemed to have effectively served:

(1) If the document is served by mail, the date on which the document is returned shall be regarded as the date of service;

(2) In the case of personal service, the date on which the server records the circumstances on the receipt on the spot shall be the date of service; and

(3) In the case of service by electronic means, the date of delivery shall be the date of delivery.

5. Party A’s address stated in the Contract shall be the address for service. Where Party A sends the notice by means of announcement on its website, online bank, telephone bank or business outlet, the date of announcement shall be regarded as the date of delivery. Under no circumstances shall Party A be liable for any transmission error, omission or delay in the mail, fax, telephone or any other communication system.

6. The parties agree that the official seal of the unit, the seal of the office, the special seal for finance, the special seal for contract, the seal for receiving and dispatching, and the special stamp for credit business of Party A are all effective seals for notice or contact, service of legal documents and correspondence of the parties. All staff members of Party B’s unit are authorized to sign for documents, communications and notices.

7. This article is an independent provision of the Contract, and shall not be affected by the validity of the Contract and other provisions of the Contract.

Article 17 Miscellaneous

1. Both parties agree that the Contract is signed by electronic signature, and the electronic signature adopted by Party B during the use of online financing system service function through Party A’s electronic channels (such as online banking) is a reliable electronic signature recognized by both parties, and the adoption of such electronic signature has the same legal effect as Party B’s signature or seal.

2. The Contract shall come into force on the date when Party B confirms its consent to the Contract in the form of electronic signature on the signing page of Party A’s online financing system and submits the electronic instructions. The submission of the electronic order by Party B indicates that Party B approves the legal effect of the Contract and the electronic order. After the Contract comes into effect, it does not constitute a definite obligation for Party A to provide financing to Party B, and if Party A considers that the preconditions for financing release stipulated in the Contract are not met after examination, the Contract shall be invalid from the date when Party A’s notice of termination of the Contract is delivered to Party B as agreed by both parties.

3. During the effective period of the Contract, any tolerance, grace or delay given by Party A to Party B and the Buyer in exercising the rights and interests or rights under the Contract shall not damage, influence or limit all the rights and interests and rights that Party A shall enjoy in accordance with relevant laws and regulations and the Contract, and shall not be deemed as Party A’s abandonment of the rights under the Contract or affect any obligations of Party B hereunder.

4. If at any time any provision of this Contract is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the other provisions of this Contract shall not be affected or impaired in any way.

5. Party A has the right to authorize or entrust other branches of Industrial Bank to perform the rights and obligations hereunder (including but not limited to entrusting other branches of Industrial Bank to sign relevant contracts), or transfer the financing hereunder to Industrial Bank

Other branches undertake the management, and Party A’s above-mentioned behavior does not need to obtain Party B’s consent separately.

6. The subheadings in this Contract are inserted for convenience only and shall not be used for the interpretation of this Contract or any other purpose.

7. Appendices to the Contract shall be integral parts of the Contract and have the same legal effect as the text of the Contract itself.

8. The Contract is kept in the form of data message on the special service device set up by the factor for this purpose for future reference and safekeeping. Both parties know and acknowledge that the contract in this form has legal effect. In case of any inconsistency between the contract contents printed in paper and those in the form, the contract contents shown in the data message kept by Party A shall prevail.

Article 18 Notarization and Voluntary Acceptance of Compulsory Enforcement

1. If any party hereto requires notarization, the Contract shall be notarized by the notary public specified by the State.

2. The notarized contract has the effect of enforcement. Where Party B fails to perform or improperly performs the debts, or Party A realizes the creditor’s rights as stipulated in laws and regulations and this Contract, Party B agrees Party A to apply to the notary office for issuance of the enforcement certificate with enforcement effect, and Party B voluntarily accepts the enforcement measures directly applied by Party A to the people’s court with jurisdiction with the enforcement certificate, and knows the corresponding legal consequences. Party B promises not to raise any objection or defense.

3. All parties agree that before the notary office issues the execution certificate, the notary office has the right to “exchange documents, communication and notice” as agreed in the Contract“Clause”, Party B shall verify the facts of breach of contract such as Party B’s non-performance or improper performance of debts by mail, telephone, fax, e-mail, mobile phone short message, Wechat, QQ, personal service and interview. If the verification is made by means of telephone or interview, the interview or telephone call shall be deemed to have been served at the end of the interview or telephone call;In case of verification by mail, fax, e-mail, mobile phone short message, Wechat, QQ and personal delivery, the provisions of “document exchange, communication and notice” in the Contract shall be implemented on the date of delivery.

4. If Party B has any objection to the facts of breach of contract verified in the above paragraph, Party B shall submit written evidence and sufficient evidence to the notary office within five working days from the date of service. If Party B fails to provide evidence on time or the public notary considers that the evidence is insufficient to support its claim, it shall be deemed that Party B confirms the fact of non-performance or improper performance of the debt and other related breach of contract, and agrees that the notary institution shall issue the implementation certificate according to Party A’s application. Where the notarization institution has other provisions on the verification method and the proof period, the provisions of the notarization institution shall prevail.

Article 19 Supplementary Provision

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